Exhibit 99.1

M/I Homes Reports
Fourth Quarter and Year-End Results

Columbus, Ohio (February 3, 2011) - M/I Homes, Inc. (NYSE:MHO) announced results for its fourth quarter and year ended December 31, 2010.

2010 Fourth Quarter Highlights:

•	Pre-tax loss from operations of $2.4 million

•	New contracts increased 3%

•	Cash balance of $123 million

•	Extended maturity of Senior Notes

•	Net debt to capital ratio of 34%

For the 2010 fourth quarter, the Company reported a net loss of $11.1 million, or $0.60 per share. The loss consists of a $2.4 million pre-tax loss from operations; $8.4 million loss on the early retirement of senior notes; $1.6 million of asset impairments; and a $1.3 million tax benefit. In 2009's fourth quarter, the Company reported net income of $7.0 million, or $0.38 per share, primarily due to a $31.2 million tax benefit.

The Company reported a net loss of $26.3 million for the year ended December 31, 2010, or $1.42 per share, compared to a net loss of $62.1 million, or $3.71 per share for 2009. The current year loss primarily consists of a $7.7 million pre-tax loss from operations; $13.4 million of asset impairments; and an $8.4 million loss on the early retirement of debt. For the year ended December 31, 2009, the Company had a pre-tax operating loss of $19.3 million, recorded pre-tax charges totaling $73.7 million for asset impairments and imported drywall, and had a $30.9 million tax benefit related to changes in federal carry-back tax laws.

New contracts increased 3% in 2010's fourth quarter to 460 compared to 448 in 2009's same period. For the year, new contracts declined 7% from 2,493 in 2009 to 2,316 for the twelve months ended December 31, 2010. M/I Homes had 110 active communities at December 31, 2010 compared to 101 a year-ago. The Company's cancellation rate was 25% in the fourth quarter of 2010, compared to 23% in 2009's fourth quarter and for the year it was 20%. Homes delivered for the twelve months ended December 31, 2010 increased 1% to 2,434 compared to 2009's deliveries of 2,409. Homes delivered in 2010's fourth quarter were 650 compared to 858 in 2009's fourth quarter. The sales value of homes in backlog at December 31, 2010 was $135 million, with backlog units of 532 and an average sales price of $254,000. The backlog of homes at December 31, 2009 had a sales value of $177 million, with backlog units of 650 and an average sales price of $272,000.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “Despite challenging housing conditions and continued concern and uncertainty with regard to the state of the general economy, we made meaningful progress in 2010 on a number of important fronts. We materially reduced our pre-tax operating loss from $19.3 million in 2009 to $7.7 million in 2010 on essentially the same number of homes delivered, our gross margins improved 140 basis points to 16.7% and our selling, general and administrative expenses declined $4 million in the fourth quarter when compared to 2009's same period. We were also pleased to see our fourth quarter new contracts increase by 3% over last year's fourth quarter. In addition, we had our sixth consecutive quarter of positive EBITDA and we maintained our strong balance sheet and liquidity.”

Mr. Schottenstein continued, “We are excited about the new communities that we opened in 2010 and those that we plan to open in 2011. Specifically, during 2010 we opened 41 communities with the majority located in our Washington, D.C., Chicago, Raleigh and Charlotte markets. In 2011, we expect to open 40 additional communities, including several in our newly opened Houston, Texas market - ending 2011 with approximately 120 active communities compared to 110 at the start of the year. We also made progress in the execution of a number of key initiatives. In particular, our customer service scores improved in all of our markets and we were extremely pleased to be ranked first by J.D. Power in both customer satisfaction and new home quality in Washington D.C, and first in new home quality in Tampa.”

Mr. Schottenstein, concluded, “As we enter 2011, we are confident that our strategy and market position will allow us to continue making progress as we strive to return to profitability.”

M/I Homes, Inc. is one of the nation's leading builders of single-family homes, having delivered over 78,000 homes. The Company's homes are marketed and sold under the trade names M/I Homes and Showcase Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; the Virginia and Maryland suburbs of Washington, D.C.; and Houston, Texas.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

In this press release, we use the following non-GAAP financial measures: adjusted operating gross margin, adjusted operating gross margin percentage, adjusted pre-tax loss from operations, adjusted EBITDA and adjusted cash flow provided by operating activities. For these measures, we have provided reconciliations to the most comparable GAAP measures along with an explanation of the usefulness of the non-GAAP measure. Please see the “Non-GAAP Financial Results / Reconciliations” table.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225
Kevin C. Hake, Vice President, Treasurer (614) 418-8224

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
New contracts	460	448	2,316	2,493
Average community count	109	103	108	111
Cancellation rate	25%	23%	20%	19%
Backlog units			532	650
Backlog value			$135,000	$177,000

Homes delivered	650	858	2,434	2,409
Average home closing price	$246	$234	$247	$230

Total revenue	$164,975	$204,916	$616,377	$569,949
Cost of sales - operations	138,378	171,560	513,218	482,838
Cost of sales - impairment /other	1,332	25,437	10,728	67,572
Gross margin	25,265	7,919	92,431	19,539
General and administrative expense	14,357	16,339	53,958	59,170
Selling expense	11,602	13,611	48,084	43,950
Loss on extinguishment of debt	8,378	—	8,378	—
Other loss	—	—	—	941
Interest expense	3,243	2,162	9,415	8,467
Loss before income taxes	(12,315)	(24,193)	(27,404)	(92,989)
Benefit for income taxes	(1,258)	(31,189)	(1,135)	(30,880)
Net (loss) income	(11,057)	6,996	(26,269)	(62,109)
Net (loss) income per share	$(0.60)	$0.38	$(1.42)	$(3.71)

Weighted average shares outstanding:
Basic	18,523	18,518	18,523	16,730
Diluted	18,523	18,712	18,523	16,730

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share and unit amounts)

	As of
	December 31,
	2010	2009
Assets:
Total cash and cash equivalents(1)	$123,131	$132,232
Mortgage loans held for sale	43,312	34,978
Inventory:
Lots, land and land development	262,960	232,127
Land held for sale	—	4,300
Homes under construction	151,524	158,998
Other inventory	36,452	24,864
Total inventory	$450,936	$420,289

Property and equipment - net	16,554	18,998
Investments in unconsolidated joint ventures	10,589	10,299
Income tax receivable	994	30,135
Other assets(2)	16,378	16,897
Total Assets	$661,894	$663,828

Liabilities:
Debt - Homebuilding Operations:
Senior notes, net of discount	$238,610	199,424
Notes payable - other	5,853	6,160
Total Debt - Homebuilding Operations	$244,463	$205,584

Note payable bank - financial services operations	32,197	24,142
Total Debt	$276,660	$229,726

Accounts payable	29,030	38,262
Obligations for inventory not owned	7,580	8,820
Other liabilities	45,133	60,257
Total Liabilities	$358,403	$337,065

Shareholders' Equity	303,491	326,763
Total Liabilities and Shareholders' Equity	$661,894	$663,828

Book value per common share	$10.99	$12.24
Net debt/net capital ratio(3)	34%	23%

(1)	2010 and 2009 amounts include $41.9 million and $22.3 of restricted cash and cash held in escrow, respectively.

(2)	2010 and 2009 amounts include gross deferred tax assets of $127.9 million and $117.1 million, respectively, net of valuation allowances of $127.9 million and $117.1 million, respectively.

(3)	Net debt/net capital ratio is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt minus total cash and cash equivalents plus shareholders' equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Homebuilding revenue:
Housing revenue	$160,216	$201,100	$600,732	$555,142
Land revenue	1,322	—	1,408	749
Total homebuilding revenue	$161,538	$201,100	$602,140	$555,891

Financial services revenue	3,437	3,816	14,237	14,058
Total revenue	$164,975	$204,916	$616,377	$569,949

Gross margin	$25,265	$7,919	$92,431	$19,539
Adjusted operating gross margin(1)	$26,597	$33,356	$103,159	$87,110
Adjusted operating gross margin %(1)	16.1%	16.3%	16.7%	15.3%

Adjusted pre-tax (loss) income from operations(1)	$(2,382)	$2,863	$(7,678)	$(19,260)

Adjusted EBITDA(1)	$6,588	$8,427	$26,551	$(3,087)

Cash flow provided by (used in) operating activities	$5,685	$43,464	$(37,302)	$68,481
Adjusted cash flow provided by operating activities(1)	$33,672	$71,836	$114,264	$131,698
Cash (used in) provided by investing activities	$(3,810)	$44,203	$(22,361)	$(19,479)
Cash provided by (used in) financing activities	$35,439	$(2,737)	$30,941	$28,410

Financial services pre-tax income	$1,065	$1,296	$5,564	$6,033

Deferred tax asset valuation allowance - net(2)	$5,113	$(19,312)	$10,797	$8,220

Land, Lot and Investment in Unconsolidated Subsidiaries
Impairment by Region
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Midwest	$552	$8,294	$3,665	$19,786
Florida	657	7,114	4,374	24,105
Mid-Atlantic	123	7,529	4,499	11,530
Total	$1,332	$22,937	$12,538	$55,421

Abandonments by Region:
Midwest	$104	$22	$198	$569
Florida	65	—	160	20
Mid-Atlantic	54	146	262	1,067
Total	$223	$168	$620	$1,656

(1)	See “Non-GAAP Financial Results / Reconciliations” table below.

(2)	2009 amounts include reversal of $30.1 million of previously reserved for deferred tax assets.

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results / Reconciliations
(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Gross margin	$25,265	$7,919	$92,431	$19,539
Add: Impairments	1,332	22,937	12,538	55,421
Imported drywall charges (recovery)	—	2,500	(1,810)	12,150
Adjusted operating gross margin	$26,597	$33,356	$103,159	$87,110

Loss before income taxes	$(12,315)	$(24,193)	$(27,404)	$(92,989)
Add: Impairments and abandonments	1,555	23,105	13,158	57,077
Imported drywall charges (recovery)	—	2,500	(1,810)	12,150
Loss on extinguishment of debt	8,378	—	8,378	—
Other loss	—	—	—	941
Restructuring/bad debt expense	—	1,451	—	3,561
Adjusted pre-tax (loss) income from operations	$(2,382)	$2,863	$(7,678)	$(19,260)

Net (loss) income	$(11,057)	$6,996	$(26,269)	$(62,109)
Add (subtract):
Income taxes	(1,258)	(31,189)	(1,135)	(30,880)
Interest expense net of interest income	2,941	1,757	8,202	7,295
Interest amortized to cost of sales	3,435	3,627	13,339	11,720
Depreciation and amortization	1,962	2,083	8,067	8,425
Loss on extinguishment of senior notes(1)	8,378	—	8,378	—
Non-cash charges	2,187	25,153	15,969	62,462
Adjusted EBITDA	$6,588	$8,427	$26,551	$(3,087)

Cash flow provided by (used in) operating activities	$5,685	$43,464	$(37,302)	$68,481
Add: Land/lot purchases	16,730	22,182	110,746	44,339
Land development spending	12,579	6,190	42,228	19,627
Less: Land/lot sale proceeds	(1,322)	—	(1,408)	(749)
Adjusted cash flows provided by operating activities	$33,672	$71,836	$114,264	$131,698

(1) Includes non-cash charges totaling $847.

Adjusted operating gross margin, adjusted operating gross margins %, adjusted pre-tax loss from operations, adjusted EBITDA and adjusted cash flows provided by operating activities are non-GAAP financial measures. Management finds these measures to be useful in evaluating the Company's performance because they disclose the financial results generated from homes the Company actually delivered during the period, as the asset impairments and certain other write-offs relate, in part, to inventory that was not delivered during the period. They also assist the Company's management in making strategic decisions regarding the Company's future operations. The Company believes investors will also find these measures to be important and useful because they disclose financial  measures that can be compared to a prior period without regard to the variability of asset impairments and certain other write-offs and unusual charges. In addition, to the extent that the Company's competitors provide similar information, disclosure of these measures helps readers of the Company's financial statements compare the Company's financial results to the results of its competitors with regard to the homes they deliver in the same period. Because these measures are not calculated in accordance with GAAP, they may not be completely comparable to similarly titled measures of the Company's competitors due to potential differences in methods of calculation and charges being excluded.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.  Adjusted EBITDA is also presented in accordance with the terms of our revolving credit facility.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	NEW CONTRACTS
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			%			%
Region	2010	2009	Change	2010	2009	Change

Midwest	221	258	(14)	1,215	1,334	(9)

Florida	96	58	66	461	406	14

Mid-Atlantic	143	132	8	640	753	(15)

Total	460	448	3	2,316	2,493	(7)

	HOMES DELIVERED
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			%			%
Region	2010	2009	Change	2010	2009	Change

Midwest	329	499	(34)	1,296	1,282	1

Florida	106	126	(16)	429	428	—

Mid-Atlantic	215	233	(8)	709	699	1

Total	650	858	(24)	2,434	2,409	1

	BACKLOG
	December 31, 2010			December 31, 2009
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	336	$83	$247,000	417	$101	$241,000

Florida	87	$19	$218,000	55	$12	$220,000

Mid-Atlantic	109	$33	$304,000	178	$64	$359,000

Total	532	$135	$254,000	650	$177	$272,000

	LAND POSITION SUMMARY
	December 31, 2010			December 31, 2009
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total

Midwest	4,184	1,318	5,502	4,285	1,104	5,389

Florida	1,384	209	1,593	1,575	190	1,765

Mid-Atlantic	2,043	1,032	3,075	1,335	825	2,160

Total	7,611	2,559	10,170	7,195	2,119	9,314